AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1998 REGISTRATION NO. 333-57119


SECURITIES  AND  EXCHANGE  COMMISSION
WASHINGTON,  D.C.  20549
_______________
POST-EFFECTIVE  AMENDMENT  NO.  1
TO
FORM  S-3
REGISTRATION  STATEMENT
UNDER
THE  SECURITIES  ACT  OF  1933
_______________

INCYTE  PHARMACEUTICALS,  INC.
(Exact  name  of  registrant  as  specified  in  its  charter)
Delaware                                           94-3136539
(State or other jurisdiction of
incorporation or organization)             (I.R.S.Employer Identification No.)
3174  Porter  Drive
Palo  Alto,  California  94304
(650)  855-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ROY  A.  WHITFIELD
Chief  Executive  Officer
Incyte  Pharmaceuticals,  Inc.
3174  Porter  Drive
Palo  Alto,  California  94304
(650)  855-0555
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies  to:

STANTON  D.  WONG
SALLY  BRAMMELL
Pillsbury Madison & Sutro LLP
P.O. Box 7880
San Francisco, California 94120

_______________

     TERMINATION  OF  REGISTRATION

Incyte Pharmaceuticals, Inc. (the "Registrant") hereby removes and withdraws from registration 922,987 shares of Common Stock, $.001 par value, of the Registrant. The Shares were unsold at the termination of the offering covered by this Registration Statement.

     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on October 27, 1998.

                                             INCYTE  PHARMACEUTICALS,  INC.



                                             By    /s/ Denise M. Gilbert
                                                   ---------------------
                                                   Denise  M.  Gilbert
                                                   Executive  Vice President
                                                   and  CFO




Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Name                   Title                            Date
---------------------  -------------------------------  ----------------
                       Chief Executive Officer          October 27, 1998
         *            (Principal Executive Officer)
---------------------  and Director
 Roy A. Whitfield


                       Executive Vice President and     October 27, 1998
         *             Chief Financial Officer
--------------------- (Principal Financial Officer)
 Denise M. Gilbert

                      Controller
         *            (Principal Accounting Officer)    October 27, 1998
---------------------
 William Delaney


         *             Chairman of the Board	        	  October 27, 1998
---------------------
 Jeffrey J. Collinson

         *             Director		                       October 27, 1998
---------------------
 Barry M. Bloom

                                          					         October 27, 1998
         *             Director
---------------------
 Frederick B. Craves
                                                        October 27, 1998
         *             Director
---------------------
 Jon S. Saxe
                                                        October 27, 1998
         *             Director
---------------------
 Randal W. Scott


*  By:    /s/  Denise  M.  Gilbert
          ------------------------
       Denise  M.  Gilbert
       Attorney-in-Fact